EXHIBIT 99.1

 Bay View
Capital Corporation

News Release

NYSE: BVC
Web Site: www.bayviewcapital.com
Contact: John Okubo
               (650) 294-7778

FOR IMMEDIATE RELEASE

June 24, 2004

BAY VIEW CAPITAL CORPORATION STOCKHOLDERS APPROVE
REVERSE STOCK SPLIT

     San Mateo, California – Bay View Capital Corporation (NYSE: BVC) announced that the company’s previously disclosed proposal to effect a 1-for-10 reverse stock split of the issued and outstanding shares of its common stock, was approved and adopted at a special meeting of stockholders held today.

     The reverse stock split will be effective as of 5:00 p.m., EDT, on June 30, 2004 and will affect all shares of common stock, including those shares underlying stock options and warrants, outstanding immediately prior to the effective time of the reverse stock split.

     Bay View Capital Corporation is a financial services company headquartered in San Mateo, California and is listed on the NYSE: BVC. For more information, visit www.bayviewcapital.com.